UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2010

Heritage Oaks Bancorp
(Exact name of registrant as specified in its charter)

California	000-05020	77-0388249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles, CA	93446
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   805-369-5200

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - Other Events

Item 8.01. Other Events.

     On June 8, 2010, the Company issued a press release announcing the closing of the escrow previously entered into with Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P., which resulted in the Company's receipt of approximately $4.0 million and issuance of 4,072 shares of its Series B Mandatorily Convertible Adjustable Rate Cumulative Perpetual Preferred Stock. The Company also announced the repurchase of $5.0 million face amount of trust preferred securities for $3.3 million, resulting in a pre-tax gain of approximately $1.7 million and annual savings of interest expense of approximately $344 thousand. The Press Release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release dated June 8, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp (Registrant)
June 9, 2010 (Date)	/s/ MARGARET TORRES Margaret Torres Chief Financial Officer (Principal Financial Officer)